Exhibit 99.1

CIT Group Inc.
Long-Term Equity Compensation Plan
Award Agreement

You have been selected to be a Participant in the CIT Group Inc. Long-Term Equity Compensation Plan, effective June 1, 2002 as amended (the "Plan") as specified below:

Participant:

Date of Award:

      This Award Agreement, effective as of the Date of Award (the "Date of Award") set forth above, represents the grant of Options by CIT Group Inc., a Delaware corporation (the "Company"), to the Participant named above, pursuant to the provisions of the Plan.

      The Plan provides a complete description of the terms and conditions governing the Awards. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Award Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

      (A) Grant of Stock Options. The Company hereby grants to the Participant Options to purchase Shares in the manner and subject to the terms and conditions of the Plan and this Award Agreement as follows:

            (1)   Number of Shares Covered by this Option:

            (2)   Option Price:

            (3)   Option Term: The Options have been granted for a period of ten
                  (10) years from the Date of Award (the "Option Term").

      (B)   Vesting and Exercise of Options

            (1) Subject to Section E of this Award Agreement, Options do not provide the Participant with any rights or interests therein until they vest and become exercisable in accordance with the following:

                  (a) One-third of the Options will vest, on a cumulative basis, on each of the first, second and third anniversaries of the Date of Award.

                  (b)   All Options not previously vested as provided in Section
                        (B)(1)(a) shall vest and become fully exercisable as of the date of the Participant's termination of employment due to death, Disability or a "RIF Termination". For purposes of this award agreement, RIF Termination shall mean the termination of a Participant's employment by the Company as a result of a (i) reduction in force,
                        (ii) corporate down-sizing, (iii) change in operations,
                        (iv) permanent facility relocation or closing, or other job elimination, in each case as determined by the Company in its discretion.

                  (c) In the event of a Participant's Retirement, all Options not previously vested as provided in Section (B)(1)(a) shall continue to vest and become fully exercisable in accordance with the vesting schedule as provided in Section (B)(1)(a). "Retirement" for all Participants, means either (i) a Participant's election to retire upon attaining his or her "Normal Retirement Age"; or (ii) a Participant's election to retire upon (A) completing at least a 10-year "Period of Benefit Service" and (B) having either (1) attained age 55, or (2) incurred an "Eligible Termination" and, at the time of such "Eligible Termination," having attained age 54. The terms "Normal Retirement Age," "Period of Benefit Service" and "Eligible Termination" shall have the meanings as defined in the Retirement Plan.

            (2) If the Participant's employment with the Company terminates for a reason other than as set forth in Section (B)(1)(b) or the Participant's Retirement as set forth in Section (B)(1)(c) above, Options which have not vested and become exercisable shall, coincident therewith, terminate and be of no force or effect.

      (C)   How to Exercise

            (1) The Options hereby granted shall be exercised by internet, telephone or written notice to the Company's stock plan administrator, currently Smith Barney ("SB"), specifying the number of Shares the Participant then desires to purchase, which may not be fewer than twenty-five (25). Except as provided in Section (C)(2) below, a Participant must send a check payable to the order of SB for an amount in United States dollars equal to the Option Price of such Shares plus any fees or, if the Committee permits, Shares having an aggregate Fair Market Value (as of the trading date immediately preceding the date of exercise) equal to such Option Price which have been held by the Participant for at least six (6) months, or a combination of cash and such Shares.

            (2) Subject to the approval of the Committee, the Participant may be permitted to exercise pursuant to a "cashless exercise" procedure, as permitted under Federal Reserve Board's Regulation T, subject to securities law restrictions, or by any other means which the Committee, in its discretion, determines to be consistent with the Plan's purpose and applicable law.

            (3) As soon as practicable after receipt of such written notification and payment, Share certificates shall be issued in the Participant's name. The Company and SB shall maintain a record of all information pertaining to the Participant's rights under this Award Agreement.

      (D) Termination of Options. The Options, which have vested and become exercisable as provided in Section (B) above, shall terminate and be of no force or effect as follows:

            (1) If the Participant's employment terminates during the Option Term by reason of the death, or Disability of the Participant, the Options terminate and have no force or effect upon the earlier of three (3) years after the date of death or Disability or upon expiration of the Option Term, whichever occurs first.

            (2) If the Participant's employment terminates during the Option Term due to a RIF Termination or a termination with "Good Reason" or "without Cause" (as defined in an Executive Severance Agreement), the Options terminate and have no force or effect two (2) years after the termination date or upon expiration of the Option Term, whichever occurs first.

            (3) If the Participant's employment terminates during the Option Term by reason of the Retirement of the Participant, the Options terminate and have no force or effect upon the expiration of the Option Term.

            (4) If the Participant's employment terminates during the Option Term for any reason not set forth in Section (D)(1), (D)(2) or
                  (D)(3), the Options terminate and have no force or effect upon the expiration of three (3) months after the Participant's termination of employment or the expiration of the Option Term, whichever occurs first.

            (5) If the Participant's employment with the Company does not terminate prior thereto, all Options not exercised shall terminate as of the expiration of the Option Term.

      (E) Change of Control. Notwithstanding any provision contained in this Award Agreement to the contrary, upon the Change of Control, all Options that have not been forfeited by the effective date of the Change of Control shall become immediately exercisable and shall remain exercisable until the earlier of the expiration of the Option Term or the second anniversary of the Participant's termination of employment with the Company.

      (F) Rights as Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to the Options until such time as the purchase price has been paid, and the Shares have been issued and delivered to the Participant.

      (G) Transferability. Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise permitted under Section 7.9 of the Plan. Further, during the Participant's lifetime, the Options shall be exercisable only by the Participant or, in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

      (H)   Miscellaneous

            (1) This Award Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Board may adopt for administration of the Plan. The Board shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of the Option as may be required under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Board is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon the Participant.

            (2) The Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant's rights under this Award Agreement, without the written consent of the Participant.

            (3) The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise of the Participant's rights under this Award Agreement (the tax consequences and tax obligations of the Company and the Participant with respect to the Options may vary according to the laws of different countries).

            (4) The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Award Agreement.

            (5) This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

            (6) All obligations of the Company under the Plan and this Award Agreement, with respect to the Awards, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

            (7) To the extent not preempted by federal law, this Award Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

      (I) Acceptance of Award. Acceptance of this Award requires no action on the part of the Participant and the Participant will be deemed to have agreed to all terms and conditions hereof. If the Participant, however, desires to refuse the Award, the Participant must notify the Company in writing. Such notification should be sent to CIT Group Inc., Human Resources Department, 1 CIT Drive, Livingston, New Jersey 07039 no later than thirty (30) days after receipt of this Award Agreement.

            IN WITNESS WHEREOF, this Award Agreement has been executed by the Company by one of its duly authorized officers as of the Date of Award.

                     CIT Group Inc.

                     Susan P. Mitchell
                     Executive Vice President
                     Human Resources